UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 17, 2016

RESOURCES CONNECTION, INC.

(Exact name of registrant as specified in charter)

Delaware	0-32113	33-0832424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17101 Armstrong Avenue

Irvine, California 92614

(Address of principal executive offices) (Zip Code)

(714) 430-6400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 17, 2016, Resources Connection, Inc. (the “Company”), Resources Connection LLC and their domestic subsidiaries entered into a Credit Agreement (the “Credit Facility”) with Bank of America, N.A. The Credit Facility provides for a $120.0 million secured revolving loan, consisting of a (i) $90,000,000 revolving facility, which includes a $5,000,000 sublimit for the issuance of standby letters of credit, and (ii) a $30,000,000 reducing revolving facility, any amounts of which may not be reborrowed after being repaid. The proceeds of the Credit Facility may be used to fund the Company’s working capital, refinance certain indebtedness, fund potential acquisitions and finance the purchase by the Company of shares of its common stock in connection with the tender offer described in Item 8.01 below. The Credit Facility is scheduled to mature on October 17, 2021.

The obligations under the Credit Facility are secured by substantially all assets of the Company, Resources Connection LLC and their domestic subsidiaries pursuant to the Security and Pledge Agreement, dated October 17, 2016.

As of the date hereof, there are no borrowings outstanding under the Credit Facility, except for certain Letters of Credit of approximately $1.5 million issued under a predecessor agreement. Borrowings under the Credit Facility will bear interest at a rate per annum of either, at the Company’s election, (i) LIBO Rate (as defined in the Credit Facility) plus a margin of 1.25% or 1.50% or (ii) the Base Rate (as defined in the Credit Facility), plus a margin of 0.25% or 0.50%, with the applicable margin depending on the Company’s consolidated leverage ratio. The Company is also obligated to pay other customary facility fees for a credit facility of this size and type.

The Credit Facility contains customary covenants, including covenants that limit or restrict the Company’s and its subsidiaries’ ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and make dispositions of assets. Upon the occurrence of an event of default under the Credit Facility, the lender may cease making loans, terminate the Credit Facility and declare all amounts outstanding to be immediately due and payable. The Credit Facility specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and material judgment defaults.

The foregoing description of the Credit Facility and the Security and Pledge Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Facility, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the full text of the Security and Pledge Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

The Company intends to commence a modified “Dutch auction” tender offer to purchase up to approximately 6,000,000 shares of its common stock at a price per share not greater than $16.00 nor less than $13.50. The tender offer is expected to commence on or about October 18, 2016 and will remain open for at least 20 business days. The tender offer will be subject to certain conditions described in the tender offer documents, which will be distributed to shareholders upon commencement of the offer. These documents will also contain tendering instructions and a complete explanation of the tender offer’s terms and conditions.

As of October 12, 2016, the Company had approximately 36.1 million shares of common stock outstanding. The Company intends to finance the tender offer from cash on hand and borrowings under the new Credit Facility described in Item 1.01 above.

Important Information Regarding the Anticipated Tender Offer

The discussion of the tender offer contained herein is for informational purposes only and is not an offer to purchase nor the solicitation of an offer to sell any common stock of the Company. The anticipated tender offer described in this Item 8.01 has not yet commenced, and while the Company intends to commence the tender offer within a reasonable time and complete the tender offer, there can be no assurances that the Company will commence or complete the tender offer on the terms described in this Item 8.01, or at all. If the Company commences the offer, the offer to purchase and solicitation of common stock will be made only pursuant to an Offer to Purchase, the related Letter of Transmittal and other related materials, as they may be amended or supplemented. Such Offer to Purchase, related Letter of Transmittal and other related materials are expected to be distributed to all shareholders shortly after commencement of the tender offer, at no expense to shareholders. Shareholders should read those materials and the documents incorporated therein by reference carefully when they become available, prior to making any decisions with respect to the tender offer, because they will contain important information, including the various terms and conditions of the tender offer. The Company will file a Tender Offer Statement on Schedule TO (the “Tender Offer Statement”) with the SEC. The Tender Offer Statement, including the Offer to Purchase, the related Letter of Transmittal and other related materials, as well as any amendments or supplements, will be available to shareholders for no charge on the SEC’s website (www.sec.gov), or from the information agent for the tender offer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Pursuant to the rules and regulations of the Securities and Exchange Commission, the Company has filed certain agreements as exhibits to this Current Report on Form 8-K. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may have been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in the Company’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe the Company’s actual state of affairs at the date hereof and should not be relied upon.

Exhibit No.	Description

Exhibit 10.1	Credit Agreement, dated as of October 17, 2016, by and among, Resources Connection, Inc., Resources Connection LLC, as borrowers, Resources Healthcare Solutions LLC, RGP Property LLC, and Sitrick Brincko Group LLC, as guarantors, and Bank of America, N.A., as lender.

Exhibit 10.2	Security and Pledge Agreement, dated as of October 17, 2016, by and among Resources Connection, Inc., Resources Connection LLC, as borrowers, Resources Healthcare Solutions LLC, RGP Property LLC, and Sitrick Brincko Group LLC, as obligors, and Bank of America, N.A., as lender.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements.” Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology and include, without limitation, statements related to the tender offer for shares of the Company’s common stock. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, including with respect to the tender offer, to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include overall market and economic conditions and other factors and uncertainties as are identified in our most recent Quarterly Report on Form 10-Q and our other public filings made with the SEC (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: October 17, 2016	By:	/s/ Herbert M. Mueller
Herbert M. Mueller
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Credit Agreement, dated as of October 17, 2016, by and among, Resources Connection, Inc., Resources Connection LLC, as borrowers, Resources Healthcare Solutions LLC, RGP Property LLC, and Sitrick Brincko Group LLC, as guarantors, and Bank of America, N.A., as lender.

Exhibit 10.2	Security and Pledge Agreement, dated as of October 17, 2016, by and among Resources Connection, Inc., Resources Connection LLC, as borrowers, Resources Healthcare Solutions LLC, RGP Property LLC, and Sitrick Brincko Group LLC, as obligors, and Bank of America, N.A., as lender.